Exhibit 99.03

CHEMBIO DIAGNOSTICS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 6, 2018, Chembio Diagnostics, Inc. (“Chembio” or the “Company”) completed the acquisition (the “Acquisition”) of opTricon GmbH (“opTricon”), a developer and manufacturer of hand-held analyzers for rapid diagnostic tests, for $5,500,000 in cash pursuant to the terms of the Share Purchase Agreement dated as of October 17, 2018 (the “Purchase Agreement”).

The following sets forth unaudited pro forma condensed combined financial statements as at and for the periods indicated. The unaudited pro forma condensed combined financial statements have been prepared by us and give pro forma effect of the Acquisition and the payment of certain fees and expenses that had been incurred during the periods indicated. For a more detailed discussion of the basis of presentation, see Note 1 to the unaudited pro forma condensed combined financial statements. The pro forma information does not purport to represent what the Company’s actual results of operations or financial position would have been had the matters described above occurred on the dates assumed, nor is it necessarily indicative of the Company’s future operating results or financial position.

Both the Company and opTricon prepare their financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2018
Unaudited

	Historical		Pro Forma Adjustments		November 2018 Offering Pro Forma	Pro Forma Combined
	Chembio	opTricon		Notes	Adjustments
- ASSETS -					(Note 5)
CURRENT ASSETS:
Cash and cash equivalents	$6,848,583	$87,939	$(5,500,000)	4c	$16,515,949	$17,952,471
Accounts receivable, net	7,794,014	163,279	(9,507)	4b	-	7,947,786
Inventories, net	5,978,426	355,903	-		-	6,334,329
Prepaid expenses and other current assets	1,579,750	70,651	-		-	1,650,401
TOTAL CURRENT ASSETS	22,200,773	677,772	(5,509,507)		16,515,949	33,884,987

FIXED ASSETS, net of accumulated depreciation	2,372,896	131,848	-		-	2,504,744

OTHER ASSETS:
Intangible assets, net	1,431,921	-	-		-	1,431,921
Goodwill	1,628,864	-	5,003,841	4d	-	6,632,705
Deposits and other assets	331,423	9,944	-		-	341,367
	3,392,208	9,944	5,003,841		-	8,405,993

TOTAL ASSETS	$27,965,877	$819,564	$(505,666)		$16,515,949	$44,795,724

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$6,798,600	$147,125	$(145,751)	4a, 4b	$-	$6,799,974
Deferred revenue	760,750	39,600	-		-	800,350
Current portion of note payable	202,096	-	-		-	202,096
Related party debt	-	571,140	(571,140)	4e	-	-
Bank overdrafts	-	25,956	-		-	25,956
Other accrued liabilities	-	92,972	(92,972)	4b	-	-
TOTAL CURRENT LIABILITIES	7,761,446	876,793	(809,863)		-	7,828,376

OTHER LIABILITIES:
Notes payable	207,694	-	-		-	207,694
Deferred tax liability	333,318	-	-		-	333,318
Other non-current liabilities	-	17,752	-		-	17,752
TOTAL LIABILITIES	8,302,458	894,545	(809,863)		-	8,387,140

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Subscribed capital	-	80,958	(80,958)	4f	-	-
Preferred stock	-	-	-		-	-
Common stock	141,736	-	-		27,260	168,996
Additional paid-in capital	74,108,046	1,899,091	(1,899,091)	4f	16,488,689	90,596,735
Accumulated deficit	(54,739,124)	(2,055,030)	2,284,246	4f	-	(54,509,908)
Accumulated other comprehensive income	152,761	-	-		-	152,761
TOTAL STOCKHOLDERS’ EQUITY	19,663,419	(74,981)	304,197		16,515,949	36,408,584

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,965,877	$819,564	$(505,666)		$16,515,949	$44,795,724

See notes to unaudited pro forma condensed combined financial statements

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2018
Unaudited

	Historical		Pro Forma Adjustments	Notes	Pro Forma Combined
	Chembio	opTricon
REVENUES:
Net product sales	$21,112,126	$1,487,584	$(10,863)	4b	$22,588,847
License and royalty revenue	707,010	-	-		707,010
R&D, milestone and grant revenue	3,995,115	528,540	-		4,523,655
TOTAL REVENUES	25,814,251	2,016,124	(10,863)		27,819,512

COSTS AND EXPENSES:
Cost of product sales	16,827,956	785,765	-		17,613,721
Research and development expenses	5,736,265	708,276	(10,863)	4b	6,433,678
Selling, general and administrative expenses	7,987,914	543,522	(136,203)	4a	8,395,233
Acquisition transaction expenses	-	119,477	(119,477)	4a	-
	30,552,135	2,157,040	(266,543)		32,442,632

LOSS FROM OPERATIONS	(4,737,884)	(140,916)	255,680		(4,623,120)

OTHER INCOME (EXPENSE):
Other income	-	14,123	-		14,123
Interest income, net	42,985	-	-		42,985
Interest expense	-	(20,113)	20,113	4e	-
	42,985	(5,990)	20,113		57,108

LOSS BEFORE INCOME TAXES	(4,694,899)	(146,906)	275,793		(4,566,012)

Income tax provision	-	-	-		-

NET LOSS	$(4,694,899)	$(146,906)	$275,793		$(4,566,012)

Basic loss per share	$(0.34)			6	$(0.28)

Diluted loss per share	$(0.34)			6	$(0.28)

Weighted average number of shares outstanding, including shares from proceeds to be used for other corporate purposes – basic	13,872,055			6	16,598,055

Weighted average number of shares outstanding, including shares from proceeds to be used for other corporate purposes - diluted	13,872,055			6	16,598,055

See notes to unaudited pro forma condensed combined financial statements

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2017
Unaudited

	Historical		Pro Forma Adjustments	Notes	Pro Forma Combined
	Chembio	opTricon
REVENUES:
Net product sales	$19,322,302	$1,976,802	$(462,772)	4b	$20,836,332
License and royalty revenue	741,534	-	-		741,534
R&D, milestone and grant revenue	3,951,591	363,226	(84,794)	4b	4,230,023
TOTAL REVENUES	24,015,427	2,340,028	(547,566)		25,807,889

COSTS AND EXPENSES:
Cost of product sales	12,921,157	1,068,206	(462,772)	4b	13,526,591
Research and development expenses	8,555,381	480,020	(84,794)	4b	8,950,607
Selling, general and administrative expenses	9,021,439	552,407	-		9,573,846
	30,497,977	2,100,633	(547,566)		32,051,044

LOSS FROM OPERATIONS	(6,482,550)	239,395	-		(6,243,155)

OTHER INCOME (EXPENSE):
Other income	-	17,821	-		17,821
Interest income	25,430	-	-		25,430
Interest expense	(2,945)	(31,041)	31,041	4e	(2,945)
	22,485	(13,220)	31,041		40,306

LOSS BEFORE INCOME TAXES (BENEFIT)	(6,460,065)	226,175	31,041		(6,202,849)

Income tax provision (benefit)	(88,305)	40,789	9,374	4e	(38,142)

NET LOSS	$(6,371,760)	$185,386	$21,667		$(6,164,707)

Basic loss per share	$(0.52)			6	$(0.41)

Diluted loss per share	$(0.52)			6	$(0.41)

Weighted average number of shares outstanding, including shares from proceeds to be used for other corporate purposes – basic	12,300,031			6	15,026,031

Weighted average number of shares outstanding, including shares from proceeds to be used for other corporate purposes - diluted	12,300,031			6	15,026,031

See notes to unaudited pro forma condensed combined financial statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet of Chembio as of September 30, 2018 has been prepared by the Company after giving effect to the business combination between Chembio and opTricon as if it had occurred on September 30, 2018. The unaudited pro forma condensed combined statements of operations of Chembio for the nine months ended September 30, 2018 and for the year ended December 31, 2017 have been prepared by the Company after giving effect to the business combination between Chembio and opTricon as if it had occurred on January 1, 2017.

These unaudited pro forma condensed combined financial statements have been compiled from, and include:

(a) a pro forma condensed combined balance sheet combining the unaudited consolidated balance sheet of Chembio as at September 30, 2018 and the unaudited balance sheet of opTricon as of September 30, 2018;

(b) a pro forma condensed combined statement of operations combining the unaudited consolidated statement of operations of Chembio for the nine months ended September 30, 2018 and the unaudited statement of operations for opTricon for the nine months ended September 30, 2018; and

(c) a pro forma condensed combined statement of operations combining the audited consolidated statement of operations of Chembio for the year ended December 31, 2017 and the audited statement of operations for opTricon for the year ended December 31, 2017.

The financial statements of Chembio and opTricon have been prepared in conformity with U.S. GAAP. Effective January 1, 2018, Chembio adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). There is no material difference to the historical total revenues of opTricon for the nine months ended September 30, 2018 if they were to be recorded in accordance with ASC 606, and thus no pro forma adjustment has been recorded. The Company adopted the provisions of ASC 606 utilizing the modified retrospective method, and as such no adjustments were made to periods prior to adoption.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had the Company and opTricon been a combined company during the respective periods presented. The assumptions and adjustments to reflect the Acquisition as of the applicable dates are described in Note 4 to the pro forma condensed combined financial statements.

The Acquisition is reflected in the unaudited pro forma condensed combined financial statements as being accounted for based on the acquisition method in accordance with the Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under the acquisition method, the total estimated purchase price is calculated as described in Note 3. In accordance with ASC 805, the assets acquired and liabilities assumed have been measured at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurements utilized estimates based on key assumptions of the Acquisition. The pro forma information is based on preliminary estimates; the final amounts recorded for the Acquisition (as defined in Note 3) may differ materially from the information presented.

The unaudited pro forma condensed combined financial statements do not reflect cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the Acquisition. The unaudited pro forma condensed combined statements of operations do not reflect any non-recurring charges directly related to the Acquisition that the combined company may subsequently incur.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Chembio’s unaudited interim consolidated financial statements as of and for the nine months ended September 30, 2018, and the audited consolidated financial statements for the year ended December 31, 2017, in addition to opTricon’s unaudited interim financial statements as of and for the nine months ended September 30, 2018, and the audited financial statements for the year ended December 31, 2017.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Chembio’s audited consolidated financial statements as of and for the year ended December 31, 2017 and unaudited interim consolidated financial statements as of and for the nine months ended September 30, 2018. opTricon follows U.S. GAAP, as outlined in opTricon’s unaudited financial statements as of and for the nine months ended September 30, 2018 and audited financial statements as of and for the year ended December 31, 2017.

The pro forma condensed combined financial statements are presented in U.S. dollars (“$” or “dollars”), Chembio’s reporting currency. opTricon’s historical financial statements are presented in Euros (“€”). Chembio translated opTricon’s balance sheet to dollars using the exchange rate as of September 30, 2018 ($1.16 to €1.00) and translated opTricon’s statements of operations at the average rate of exchange for the nine months ended September 30, 2018 ($1.19 to €1.00) and at the average rate of exchange for the year ended December 31, 2017 ($1.13 to €1.00).

Note 3. Acquisition

The Company completed the acquisition of opTricon for cash consideration of $5,500,000, of which $850,000 was placed in escrow pending future potential working capital adjustments and satisfaction of potential claims as defined in the Purchase Agreement. The Acquisition has been accounted for as a business combination, using the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of September 30, 2018, the date of the latest balance sheet for purposes of the pro forma condensed combined financial statements. Goodwill is measured as the excess of consideration transferred, which is also generally measured at fair value of the net assets acquired.

The following table summarizes the preliminary allocation of the purchase price as of September 30, 2018.

Current assets	$677,772
Property, plant and equipment	131,848
Goodwill	5,003,841
Other non-current assets	9,944
Total assets acquired	5,823,405

Accounts payable and accrued liabilities	147,125
Deferred revenue	39,600
Other liabilities	136,680
Total liabilities assumed	323,405

Net assets acquired	$5,500,000

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined financial statements herein. The Company may make changes to the above purchase price allocation within the measurement period (one year from the acquisition date) due to identification of additional long-lived intangible assets and changes to goodwill related to completion of valuation procedures, and other changes to assets and liabilities, including deferred tax assets and liabilities, principally related to final net working capital adjustments. Accordingly, the final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

The Company expects to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from November 6, 2018.

Note 4. Pro Forma Assumptions and Adjustments

The unaudited pro forma condensed combined financial statements include the following pro forma assumptions and adjustments and are based on our preliminary estimates and assumptions that are subject to change. To the extent applicable, the pro forma adjustments that follow have been tax effected at a rate of 30.2%, reflecting the German statutory tax rate for opTricon.

(a)
Reflects the elimination of direct, incremental transaction costs incurred by Chembio and opTricon during the period’s presented related to the acquisition. The impact of these direct, incremental transaction costs have been eliminated in the unaudited pro forma condensed combined statement of operations because these are nonrecurring in nature. These charges include financial advisory fees, legal, accounting and other professional fees incurred by Chembio and opTricon that are directly related to the Acquisition.

The adjustment to opTricon’s Acquisition transaction expenses was $119,477 for the nine months ended September 30, 2018. The adjustment to opTricon’s Accounts payable and accrued liabilities as of September 30, 2018 was $93,013.

The adjustments to Chembio’s Accounts payable and accrued liabilities and Selling, general and administrative expenses were each $136,203 as of and for the nine months ended September 30, 2018 related to Acquisition transaction expenses.

(b)
Prior to the acquisition, Chembio purchased analyzers and development services from opTricon. The pro forma financial statements include the following adjustments to related to this purchase activity and a reclass to conform to Chembio’s historical financial statement presentation:

Amount	Description
Pro Forma Condensed Combined Balance Sheet as of September 30, 2018
$9,507	Eliminated from Accounts receivable, net and Accounts payable and accrued liabilities
$92,972	Reclass Other accrued liabilities to Accounts payable and accrued liabilities
Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2018
$10,863	Eliminated from Net product sales and Research and development expenses
Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2018
$462,772	Eliminated from Net product sales and Cost of product sales
$84,794	Eliminated from R&D, milestone and grant revenue and Research and development expenses

(c)
The approximate purchase price for the opTricon acquisition was $5,500,000 cash. A portion of the purchase price was deposited in escrow for a potential purchase price adjustment based on the net working capital of opTricon and to satisfy potential claims that the Company may make against the sellers in accordance with the Purchase Agreement.

(d)
The preliminary purchase price allocation resulted in $5,003,841 of goodwill. As described in Note 3, the Company may make changes to the amount allocated to goodwill as it finalizes the purchase accounting for the business combination.

(e)	As part of the acquisition, opTricon’s historical shareholder loans were repaid in full, resulting in the elimination of opTricon’s historical Related party debt and Interest expense balances.

(f)	Represents elimination of opTricon’s historical equity accounts.

Note 5. November 2018 Secondary Offering

The Company completed a secondary offering of its common stock on November 5, 2018. The net proceeds from the offering were approximately $16.5 million. As intended, the Company used $5.5 million of the net proceeds from the offering to fund the Acquisition. The Company intends to use the remaining proceeds (a) to support its business growth strategy, including broadening its U.S. manufacturing automation and expanding and improving its facilities, and (b) for other general corporate purposes, which may include future acquisitions.

Note 6. Net Loss per Common Share

The unaudited pro forma net loss per common share, both basic and diluted, is computed by dividing the pro forma net loss by the pro forma weighted average number of common shares outstanding on a basic or diluted basis, which includes shares from proceeds used to complete the Acquisition as well as shares from proceeds to be used for other corporate purposes. The calculation uses the weighted average number of Chembio’s common shares for the nine months ended September 30, 2018 and for the year ended December 31, 2017, inclusive of all common shares issued upon completion of Chembio’s secondary offering of its common stock on November 5, 2018 (as further described in Note 5) as if those shares were outstanding as of January 1, 2017.

The following table sets forth the computation of unaudited pro forma basic and diluted loss per share attributable to common stockholders as presented in the pro forma statements of operations for the following periods:

	Nine months ended September 30, 2018	Year ended December 31, 2017
Pro forma net loss	$(4,566,012)	$(6,164,707)

Historical weighted average shares of common stock outstanding – basic and diluted	13,872,055	12,300,031
Pro forma adjustment to reflect the assumed issuance of common stock, including shares from proceeds to be used for other corporate purposes	2,726,000	2,726,000
Weighted average shares of common stock outstanding used in computing pro forma net loss per share – basic and diluted	16,598,055	15,026,031

Pro forma net loss per share – basic and diluted	$(0.28)	$(0.41)

The following table sets forth the computation of unaudited pro forma basic and diluted loss per share attributable to common stockholders, excluding shares from proceeds to be used for acquisition transaction costs or other corporate purposes:

	Nine months ended September 30, 2018	Year ended December 31, 2017
Pro forma net loss	$(4,566,012)	$(6,164,707)

Historical weighted average shares of common stock outstanding – basic and diluted	13,872,055	12,300,031
Pro forma adjustment to reflect the assumed issuance of common stock for the acquisition purchase price, excluding shares from proceeds to be used for acquisition transaction costs or other corporate purposes	814,815	814,815
Weighted average shares of common stock outstanding used in computing pro forma net loss per share – basic and diluted	14,686,870	13,114,846

Pro forma net loss per share – basic and diluted	$(0.31)	$(0.47)